EXHIBIT 2(a)

                               SCUDDER FUND, INC.
                                     BY-LAWS
                      (AS AMENDED THROUGH OCTOBER 24, 1991)

                                  Stockholders

      SECTION 1. Place of Meeting. Meetings of stockholders shall be held at such place within or without the State of Maryland as the Board of Directors may determine.

      SECTION 2. Annual Meetings. The annual meeting of the stockholders shall be held during the 30-day period commencing April 1 of each year on such date and at such hour as may from time to time be designated by the Board of Directors and stated in the notice of such meeting, for the transaction of such business as may properly be brought before the meeting; provided, however, that an annual meeting of stockholders shall not be required to be held in any year in which none of the following is required to be acted on by stockholders pursuant to the Investment Company Act of 1940 (the "Act"): election of directors; approval of the investment advisory agreement; ratification of the selection of independent public accountants; and approval of a distribution agreement. Any business of the Corporation may be considered at an annual meeting without being specified in the notice, except as otherwise required by law.

      SECTION 3. Special Meetings. Special meetings of stockholders for any purpose may be called by the Chairman of the Board, the President or the Board of Directors, and shall be called by the Secretary upon receipt of (a) a written request stating the purpose of the proposed meeting signed by holders of record entitled to cast at least 25% of all the votes entitled to be cast at any such meeting and (b) the payment by such stockholders of the reasonably estimated cost of preparing and mailing notice of such meeting. No special meeting need be called upon the request of the holders of less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted upon at any special meeting of stockholders held during the preceding twelve months.

      SECTION 4. Record Dates. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date in any case shall be not more than 90 days, and in case of a meeting of stockholders, not less than 10 days, prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.
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      SECTION 5. Notice of Meeting. Not less than 10 and not more than 90 days before each meeting of stockholders, the Secretary shall give to each stockholder entitled to vote at the meeting and to each other stockholder entitled to notice of such meeting, written notice of the time, date, place and, in the case of a special meeting or when otherwise required by the laws of the State of Maryland, the purpose or purposes of the meeting.

      SECTION 6. Adjournment. A meeting of stockholders may be adjourned from time to time without further notice, other than as announced at the meeting, to a date not more than 120 days after the original record date. At any such adjourned meeting at which a quorum shall be present, any action may be taken that could have been taken at the meeting originally called.

      SECTION 7. Quorum and Voting. Except as otherwise provided by law or the Articles of Incorporation of the Corporation, at any meeting of stockholders the presence in person or by proxy of the holders of record of shares of capital stock of the Corporation entitled to cast one-third of the votes thereat, without distinction as to class, shall constitute a quorum at that meeting. Except as otherwise provided by law, a majority of the votes cast at a meeting of stockholders, at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting.

      SECTION 8. Conduct of Meetings. Each meeting of stockholders shall be presided over by the President or, if he is not present, by the Chairman of the Board or any Vice President or, if none of them is present, by a chairman to be elected at the meeting. The Secretary shall act as secretary of the meeting or, if he is not present, an Assistant Secretary shall so act. If neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary.

                                   ARTICLE II

                               Board of Directors

      SECTION 1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all powers of the Corporation and do all lawful acts and things that are not by law, the Articles of Incorporation of the Corporation or these By-Laws directed or required to be done by the stockholders.

      SECTION 2. Number and Tenure. The number of Directors fixed by the Articles of Incorporation of the Corporation as the number which shall constitute the whole Board may be increased or decreased by a vote of a majority of the entire Board of Directors from time to time, provided that this number shall not be less than three nor more than 21.


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Each Director shall hold office until his successor is elected and qualifies or until his earlier resignation or removal.

      SECTION 3. Vacancies. Vacancies in the Board of Directors for any cause, including an increase in the authorized number of Directors, may, subject to the Investment Company Act of 1940, be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. A Director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his successor is elected and qualifies.

      SECTION 4. Removal of Directors. At any meeting of stockholders, the stockholders may remove any Director from office, either with or without cause, and may elect a successor to fill any resulting vacancy for the unexpired term of the removed Director.

      SECTION 5. Place of Meetings. Meetings of the Board of Directors, regular or special, may be held at any place within or without the State of Maryland as the Board of Directors may determine.

      SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held as soon as practicable after such annual meeting of stockholders and at any other time stated by the Board of Directors. No notice of regular meetings shall be required.

      SECTION 7. Special Meetings. Special Meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President or a majority of the Directors. Written notice of the time and place of any special meeting shall be delivered or telegraphed to each Director not less than one day before the meeting or mailed to each Director not less than three days before the meeting.

      SECTION 8. Telephone Meetings. Members of the Board of Directors or any committee thereof may participate in a meeting by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.

      SECTION 9. Quorum. One-third of the total number of Directors shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Directors. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting until a quorum shall have been obtained. Except as otherwise provided by law, the Articles of Incorporation of the Corporation, these By-Laws or any contract or agreement to which the Corporation is a party, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.


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      SECTION 10. Committees. The Board of Directors may by resolution passed by a majority of the whole Board designate an executive committee and other committees composed of two or more Directors, and the members thereof, to the extent permitted by law, and each committee shall have the powers, authority and duties specified in the resolution creating the same and permitted by law. If a member of a committee is absent or disqualified, the members present at a meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of the absent or disqualified member.

      SECTION 11. Compensation of Directors. The Board of Directors may authorize reasonable compensation to Directors for their services as Directors and as members of committees of the Board of Directors and may authorize the reimbursement of reasonable expenses incurred by Directors in connection with rendering those services.

                                   ARTICLE III

                                    Officers

      Section 1. Election and Removal. As soon as practicable after each annual meeting of stockholders, the Board of Directors shall elect a Chairman of the Board, a President, a secretary and a Treasurer. The Board of Directors may also in its discretion elect one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers, agents and employees. Any two or more offices, except those of President and Vice President, may be held by the same person. The Board of Directors may fill any vacancy which may occur in any office. All officers shall hold office at the pleasure of the Board of Directors, and any officer may be removed from office at any time with or without cause by the vote of a majority of the entire Board of Directors whenever, in the judgment of the Board of Directors, the best interests of the Corporation will be served thereby.

      SECTION 2. Powers and Duties. The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may from time to time be conferred by resolution of the Board of Directors

                                   ARTICLE IV

                                 Indemnification

      The Corporation will indemnify any person who was or is a director, officer or employee of the Corporation and will advance the reasonable expenses incurred by any of them who are parties to a proceeding to the maximum extent permitted by the Maryland General Corporation Law subject to the limitations of the Act. The foregoing rights shall inure to the benefit of the heirs, executors and administrators of each director, officer or employee of the Corporation.


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                                    ARTICLE V

                               General Provisions

      SECTION 1. Annual Statement. The Chairman of the Board, the President or the Treasurer shall prepare or cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of stockholders and shall be filed within 20 days thereafter at the principal office of the Corporation in the State of Maryland.

      SECTION 2. Stock Ledger. The Corporation shall maintain at a location specified by the Board of Directors an original or duplicate stock ledger containing the names and addresses of all stockholders and the number of shares of each class held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

      SECTION 3. Amendment of By-Laws. These By-Laws may be altered, amended, added to or repealed by the stockholders or by the Board of Directors, provided that this Section 3 may be altered, amended, added to or repealed only by the stockholders.


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